EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hampshire Group, Limited

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of our report dated April 11, 2014, relating to the consolidated financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K for the year ended December 31, 2013 of the Hampshire Group, Limited.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Greenville, South Carolina

May 13, 2014